EXHIBIT 99.1

FOR RELEASE March 12, 2012

SOURCE: Uni-Pixel, Inc.

UniPixel and Carestream Enter Into a Global Manufacturing and Master Distribution Agreement for UniPixel’s Diamond Guard™ Films

Companies to Begin Shipping Pilot Production Orders for OEMs

THE WOODLANDS, Texas, March 12, 2012 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films to the touch screen, flexible printed electronics, lighting and display markets, has signed an agreement with Carestream Tollcoating for the manufacture and distribution of UniPixel’s Diamond Guard™ protective cover films.

Carestream Tollcoating is a premium provider of high-precision contract coating services and optical grade PET film, specializing in the application of aqueous and solvent coatings on flexible substrates for imaging, printed electronics, display, electronic component, nanotechnology, battery, and a variety of other flexible advanced material markets. Its global logistics network, with supply chain management and distribution capabilities in 56 countries offers worldwide end-to-end service from high precision coating through post-manufacturing.

“Our new partnership with a worldwide industry leader like Carestream Tollcoating affirms Diamond Guard films tremendous market potential,” said UniPixel CEO Reed Killion. “Leveraging proven intellectual and manufacturing assets, Carestream Tollcoating brings more than 100 years of industry-leading innovation, as well as valuable knowledge and problem-solving expertise in solutions preparation, film manufacturing, converting and packaging.”

“Carestream Tollcoating is the ideal partner to bring this product line to the global market. Several dozen major electronic OEMs and ODMs are currently evaluating and testing Diamond Guard film using product produced both in-house and during the Carestream Tollcoating certification production runs,” continued Reed. “Some evaluations have advanced to the submission of purchase orders for test piloting purposes, and we are focusing on production level shipments.”

With certification completed, Carestream Tollcoating can offer production capacity of more than 100 million square feet a year. Diamond Guard film is based on UniPixel proprietary resins and Carestream Tollcoating’s manufacturing, coating and converting.

“UniPixel’s Diamond Guard Film is a truly amazing product line, particularly Diamond Guard Hard Coat, one of the hardest coatings available on a flexible film,” commented Rick Daniels, General Manager of the Carestream Advanced Materials and Carestream Tollcoating divisions. “We are honored to partner with UniPixel’s innovative engineering team to bring it to market. Our legacy of process sophistication is a natural fit for UniPixel’s production requirements. Combined with our exceptional quality PET film and global distribution capabilities, we are able to provide significant value as a trusted partner throughout Diamond Guard’s entire product supply chain and go-to-market process.”

About Diamond Guard
The Diamond Guard line of protective cover films includes FPR (finger print resistant), AG (anti-glare), and DGU (Diamond Guard Ultra) Hard Coat versions. The newly introduced Diamond Guard Hard Coat material was designed as the hardest coating available on a flexible film, which can be rated up to 9H.

These premium-grade protective cover films offer exceptional performance characteristics in terms of visual aesthetics, scratch resistance and bubble-free installation. They address a range of consumer markets and applications, from mobile and medical device protective covers to retail signage and the automotive aftermarket.

About Carestream Tollcoating
Carestream Tollcoating, a division of Carestream Health, Inc., is a premium contract coating services provider specializing in the application of aqueous and solvent coatings on flexible substrates for display component, battery component, membrane, medical devices, nanotechnology, imaging products and other flexible advanced materials. Its professional staff of engineers builds on more than 100 years of coating leadership to deliver a wealth of knowledge and problem-solving expertise in precision coating applications, fluid design and preparation, and converting and packaging. A choice of 35 different coating methods, extensive pilot coating assets and fluid design expertise make Carestream Tollcoating an ideal partner for product development and rapid scale-up of products.

Carestream Tollcoating’s heritage of leadership in film-based technologies originated in Carestream Health’s medical imaging business. The company’s ability to exceed exacting healthcare standards sets it apart in the printed electronics market, and it has pioneered many innovative products that remain the gold standard today.

Carestream snapshot:

•	7,000 employees worldwide
•	1,150 field engineers and 250 customer support agents
•	Sales, service and support in more than 150 countries
•	Distribution Centers in Asia, Europe and the Americas
•	Technology & Innovation Centers in Shanghai, China; Genoa, Italy; Rochester, New York and Raanana, Israel
•	Customer Training Centers in Asia, Europe and the U.S.

For additional information, please visit www.tollcoating.com or www.carestream.com.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ:UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as well as other public filings with the SEC since such date.

Trademarks in this release are the property of their respective owners.

UniPixel Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

UniPixel Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com

Carestream Contact:
Robert Salmon, Corporate Communications
585-627-6560 robert.salmon@carestream.com